UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2018

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 27, 2018, Helios and Matheson Analytics Inc. (“we,” “our,” or the “Company”) held an annual meeting of stockholders. A total of 1,668,207,926 shares of our common stock, par value $0.01 (the “Common Stock”) and 20,500 shares of our Series A Preferred Stock (the “Preferred Stock”) were outstanding as of December 5, 2018, the record date for the annual meeting. For each share of Common Stock held as of the record date, the holder was entitled to one vote on each proposal to be voted on. For each share of Preferred Stock held as of the record date, the holder was entitled to 3,205 votes on each proposal that was voted on. Set forth below are the matters acted upon at the special meeting and the final voting results on each matter as reported by our inspector of elections.

1. Each of the following nominees was elected to serve as a director until the next annual meeting or until the election and qualification of his successor.

Nominee	For	Against	Abstentions	Broker Non-Votes
Theodore Farnsworth	128,652,729	239,651,518	9,976,606	989,543,223
Muralikrishna Gadiyaram	141,555,137	220,727,816	15,997,900	989,543,223
Prathap Singh	153,845,658	207,054,499	17,380,696	989,543,223
Gavriel Ralbag	166,497,200	193,714,150	18,069,503	989,543,223
Joseph Fried	223,997,924	136,227,614	18,055,315	989,543,223

2. The proposal to ratify the appointment of Rosenberg Rich Baker Berman, P.A. as the independent auditor of the Company for the year ending December 31, 2018 was approved.

For	Against	Abstentions	Broker Non-Votes
971,186,106	339,636,866	57,001,104	0

3. The proposal to approve, on an advisory basis, the 2017 compensation of the Company’s named executive officers, was not approved.

For	Against	Abstentions	Broker Non-Votes
120,979,356	247,550,142	9,751,355	989,543,223

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: December 31, 2018	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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